Exhibit 10.14a

IPSCO Inc.
2005 Form 10-K

2004 Restricted Share Award Agreements with Executives

In accordance with the Instructions of Item 601 of Regulation S-K, the registrant has omitted filing the 2004 Restricted Share and Performance Unit Award Agreements by and between IPSCO Inc. and the following Executive as exhibits to this Form 10-K because, except as noted, they are identical, to the form of Restricted Share and Performance Unit Agreement filed as Exhibit 10.14 with this Form 10-K.

1.               John Tulloch, dated as of October 8, 2004, award of 10,800 restricted shares.

2.               Vicki Avril, two agreements, each dated as of May 12, 2004, awards of 10,000 restricted shares and 5,740 restricted shares.

3.               Joseph Russo, dated October 4, 2006, award of 8,000 restricted shares.